Exhibit 99.1

Contacts: Investors	Investors	Media	Media
Nancy Erba	Jenifer Kirtland	Woody Monroy	Matt Benson
Seagate	Maxtor	Seagate	Citigate Sard Verbinnen
831-439-2544	408-324-7056	831-439-2838	415-618-8750
212-687-8080

Steve Coli
Seagate
831-439-2585

SEAGATE TECHNOLOGY TO ACQUIRE MAXTOR CORPORATION

Combination Will Provide Increased Scale To Drive Product Innovation,

Maximize Operational Efficiencies

Transaction Expected To Be At Least 10-20% Accretive For Shareholders On A Cash EPS Basis

After First Full Year Of Combined Operations

Scotts Valley, CA, and Milpitas, CA, December 21, 2005 – Seagate (NYSE: STX) and Maxtor (NYSE: MXO) today jointly announced they have entered into a definitive agreement under which Seagate will acquire Maxtor in an all stock transaction. Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Maxtor shareholders will receive .37 shares of Seagate common stock for each Maxtor share they own. When the transaction is completed Seagate shareholders will own approximately 84% and Maxtor shareholders will own approximately 16% of the combined company. The value of the transaction is approximately $1.9 billion.

The combination of Seagate and Maxtor will build on Seagate’s foundation as the premier global hard disc drive company, leveraging the strength of Seagate’s significant operating scale to drive product innovation, maximize operational efficiencies, and realize significant cost synergies. These capabilities will enable the combined company to compete more effectively as the highly competitive data storage industry addresses the challenges and opportunities for significant growth that lie ahead. The combined company will be well-positioned to accelerate delivery of a diverse set of compelling and cost-effective solutions to the growing customer base for data storage products.

The combined company is expected to generate significant synergies, and the transaction is expected to be at least 10-20% accretive to Seagate on a cash EPS basis after the first full year of combined operations. As with other past combinations of disc drive manufacturers, revenue attrition is anticipated to result from this combination. Synergy estimates take into account anticipated revenue attrition. It is estimated that the incremental revenues will generate gross margins that are in line with the high end of Seagate’s stand-alone model. In addition, the combined company expects to achieve approximately $300 million of annual operating expense savings in connection with the transaction after the first full year of integration.

“Seagate is excited about the opportunity to achieve greater scale, reduce supply chain costs, and leverage combined R&D efforts across a broader product set. With the increased scale of the combined company, we can reduce overall product costs and provide more innovative products at more competitive prices,” said Bill Watkins, Seagate CEO. “We believe this is a strategic combination that will provide value for our shareholders as well as benefits for our customers.”

“We believe this combination offers an exciting opportunity for our two companies to come together in a transaction that maximizes value for our stockholders, through the combination of an attractive premium and through future value enhancement of the combined company’s operations,” said Dr. C.S. Park, Maxtor chairman and CEO. “Together, we will leverage our combined technical resources to deliver to our customers an even more compelling and diverse set of products, and get them to market more quickly and cost effectively.”

Steve Luczo, Seagate chairman, said “Seagate’s board of directors is very enthusiastic about this unique combination and believes it will provide value for shareholders of both companies. This transaction has significant strategic and financial benefits, and the combined company will be better positioned to anticipate and serve the needs of the global customer base in the highly competitive data storage market.”

Seagate’s executive management team will continue to serve in their current roles. The combined company will retain the Seagate name and executive offices will be located in Scotts Valley, California. Dr. Park will become a director of Seagate upon the closing of the transaction. Seagate’s chairman, CEO, executive vice presidents, and the principal equity investors affiliated with certain of Seagate’s Directors have committed to vote their shares in favor of the acquisition.

The transaction is expected to be completed in the second half of calendar 2006, subject to obtaining shareholder approvals and customary regulatory approvals. There is a termination fee of $300 million payable to Maxtor under certain conditions. The transaction is intended to be tax-free to Maxtor shareholders.

Prior to the closing, Seagate and Maxtor will operate as separate businesses.

Seagate’s previously announced outlook for the December quarter of $2.2 billion in revenue and earnings per share in the range of $0.53-$0.57, excluding non-cash stock based compensation, remains unchanged. Additionally, Seagate confirms its recently announced guidance for fiscal year 2006 earnings per share outlook of approximately $2.00, excluding non-cash stock based compensation.

Investment Community Conference Call

The management teams of Seagate and Maxtor will hold a conference call to discuss the transaction today at 8:00 a.m. Eastern Time. The conference call can be accessed live via telephone as follows:

USA: 877-223-6202

International: 706-679-3742

A live audio webcast of the call, as well as other facts and information related to the transaction, will be available and archived at www.seagatemaxtor.com.

A replay of the call will be available beginning at 5:30pm Eastern Time today through January 3, 2006 at 11:59 p.m. Pacific Time, and can be accessed online at www.seagatemaxtor.com or by telephone as follows:

USA: 800-642-1687

International: 706-645-9291

Access code: 3729125

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, Desktop, Mobile Computing, and Consumer Electronics applications. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

About Maxtor

Maxtor Corporation (www.maxtor.com) is one of the world’s leading suppliers of information storage solutions. The company has an expansive line of storage products for desktop computers, near-line storage, high-performance Intel-based servers and consumer electronics. Maxtor has a reputation as a proven market leader built by consistently providing high-quality products, and services and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NYSE under the MXO symbol.

IMPORTANT ADDITIONAL INFORMATION

This communication is being made in respect of the proposed transaction involving Seagate and Maxtor. In connection with the proposed transaction, Seagate plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Seagate and Maxtor plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement / Prospectus will be mailed to stockholders of Seagate and Maxtor. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Seagate and Maxtor through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Seagate by directing a request to Seagate Technology, 920 Disc Drive, P.O. Box 66360, Scotts Valley, California 95067, Attention: Investor Relations (telephone: (831) 439-5337) or going to Seagate’s corporate website at www.Seagate.com, or from Maxtor by directing a request to Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, Attention: VP of Investor Relations (telephone: 408-894-5000) or going to Maxtor’s corporate website at www.Maxtor.com.

Seagate and Maxtor, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Seagate’s directors and executive officers is contained in Seagate’s Annual Report on Form 10-K for the fiscal year ended July 1, 2005 and its proxy statement dated October 7, 2005, which are filed with the SEC. Information regarding Maxtor’s directors and executive officers is contained in Maxtor’s Annual Report on Form 10-K/A for the fiscal year ended December 25, 2004 and its proxy statement dated April 11, 2005, supplemental proxy statement dated May 10, 2005 and Current Report on Form 8-K dated August 24, 2005, which are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between Seagate and Maxtor and the future financial performance of Seagate. These forward-looking statements are based on information available to Seagate and Maxtor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond Seagate’s or Maxtor’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the risk that the transaction does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the variable demand and the aggressive pricing environment for disc drives; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current disc drive products; and the adverse impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Seagate’s Annual Report on Form 10-K as filed with the SEC on August 1, 2005 and Quarterly Report on Form 10-Q as filed with the SEC on October 28,2005, and Maxtor’s Annual Report on Form 10-K/A for fiscal year 2004 and Quarterly Report on Form 10-Q for the third quarter ended October 1, 2005 as filed with the SEC. These forward-looking statements should not be relied upon as representing Seagate’s or Maxtor’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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